Exhibit 1

Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: June 25, 2004

/s/ B. Francis Saul II
B. Francis Saul II

	B. F. SAUL PROPERTY COMPANY			B. F. SAUL COMPANY

By:	/s/ Ross E. Heasley		By:	/s/ B. Francis Saul II
	Ross E. Heasley, Vice President			B. Francis Saul II, President

	WESTMINSTER INVESTING CORPORATION			B. F. SAUL REAL ESTATE INVESTMENT TRUST

By:	/s/ B. Francis Saul II		By:	/s/ B. Francis Saul II
	B. Francis Saul II, Chairman and President			B. Francis Saul II, Chairman

	DEARBORN, L.L.C.			VAN NESS SQUARE CORPORATION

	By:	B. F. Saul Real Estate Investment Trust, as its sole member

By:	/s/ B. Francis Saul II		By:	/s/ B. Francis Saul II
	B. Francis Saul II, Chairman			B. Francis Saul II, Chairman